SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 16, 1997

                          GUARDIAN INTERNATIONAL, INC.
                 (Formerly Everest Security Systems Corporation,
  formerly Everest Funding Corporation, formerly Burningham Enterprises, Inc.)
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             (Exact name of the registrant as specified in charter)


     NEVADA                       0-28490                     58-1799634
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(State of Incorporation)    (Commission File Number)   (I.R.S. Employer ID No.)


             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118
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                    (Address of principal executive offices)
                         Telephone Number (954) 926-5200












                                      NONE
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             (Former name or address, if changed since last report)


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ITEM 5.  OTHER EVENTS

SPS HOLDINGS, INC. TO MERGE WITH GUARDIAN INTERNATIONAL


TRANSACTION WILL NEARLY DOUBLE GUARDIAN'S REVENUE, ACCOUNT BASE WILL BE IN EXCESS OF 20,000 SUBSCRIBERS.


Hollywood, FL, June 19, 1997: Guardian International, Inc. ("Guardian") (GIIS), announced today that SPS Holdings, Inc. ("SPS") - a privately held security alarm company - has executed a letter of intent to merge with a newly formed wholly owned subsidiary of Guardian. Under the transaction, all of the outstanding capital stock of SPS will be exchanged for common stock of Guardian and SPS will become a wholly owned subsidiary of Guardian.

The amount of shares to be issued to SPS shareholders will be based upon a valuation formula, which principally takes into account each entities Monthly Recurring Revenue ("MRI"), senior debt, and working capital. Guardian will assume approximately $4.3 million in senior debt of SPS as part of the transaction.

SPS provides security installation, monitoring, and related services to over 10,000 customers in Florida's southeastern and west coasts. SPS operates under the name Southeast Security Management on the east coast of Florida, and as Westco (a Westec franchise) in the Sarasota market.

SPS has approximately $240,000 in MRI. The merged entity will have approximately $550,000 in MRI, nearly doubling Guardian's MRI and placing Guardian in the top 50 of the 12,000 alarm companies in the United States (according to SDM Magazine 1996 revenue rankings).

SPS has been capitalized by Chartwell Capital Investors ("Chartwell"), a Jacksonville based $30 million equity fund, and certain other investors. The Guardian board will be increased to include two members nominated by the SPS shareholders, including Chartwell. One of the Directors to be nominated will be Ken Purcell, Principal of Chartwell.

Richard Ginsburg, President and CEO of Guardian, stated "The merger represents a significant step in Guardian's growth as a major player in the Florida market. The combined entity will nearly double it's customer base and give Guardian a strong market position in the expanding west coast (Florida) market. In addition, Guardian will also benefit from the financial experience the Chartwell group can bring to the Company".

According to Ken Purcell, a principal of Chartwell and acting CEO of SPS, "We are very excited about merging with Guardian. We believe the sum of these companies is greater than the two parts. This combination substantially improves the competitive position, and significantly augments, the value of both entities. In addition, we believe that Richard Ginsburg and the management team he has assembled is among the best in the industry and will lead the combined entity to the next stage of growth".

Guardian and SPS feel that numerous efficiencies and economies of scale should be realized. Among other things, Guardian intends to bring all of the monitoring of SPS's customers in house to Guardian. "We can substantially reduce the cost of monitoring these 10,000 customers, as Guardian's state of the art facility provides the ability to add large volumes of accounts at little additional expense", stated Mr. Ginsburg.

The combined companies will operate under the Guardian name. Richard Ginsburg will continue in his role as President and Chief Executive Officer of the merged entity.

The closing of the transaction, which is expected to occur by the end of July, is subject to, among other things, certain board and bank approvals as well as an opinion of the transaction to be issued by an investment banking firm.

Guardian provides alarm monitoring services as well as design, installation and service of quality security and fire alarm systems throughout Florida. Guardian is currently ranked number 90 in the SDM magazine listing of the top 100 companies in the industry according to 1996 revenues. Guardian is also an active participant in acquiring monthly account revenue through its acquisition programs.

Guardian trades on the NASD Bulletin Board under the symbol "GIIS".



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  Guardian International, Inc.



SIGNATURE                          TITLE                                 DATE
---------                          -----                                 ----

/s/  Richard Ginsburg      President, Chief Executive Office     June 19, 1997
----------------------          and Director
Richard Ginsburg